UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, Fifth Floor

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2024, Twilio Inc. (the “Company”) issued a press release announcing that it expects to report revenue and non-GAAP income from operations for the fourth quarter ended December 31, 2023 and non-GAAP income from operations for the fiscal year ended December 31, 2023 above the guidance ranges provided in its earnings press release furnished as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on November 8, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeff Lawson and Appointment of Khozema Shipchandler as CEO and Director

On January 7, 2024, Jeff Lawson resigned as the Company’s Chief Executive Officer (“CEO”) and as a member of the Company’s Board of Directors (the “Board”) and as Board Chair, in each case, effective January 8, 2024. Mr. Lawson’s decision to resign from the Board did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 7, 2024, the Board appointed Khozema Shipchandler, the Company’s President, Twilio Communications, as CEO of the Company and as a member of the Board, effective January 8, 2024 (the “CEO Transition”). Mr. Shipchandler will serve in the class of directors whose term expires at the Company’s 2024 annual meeting of stockholders. Mr. Shipchandler will not be entitled to compensation in connection with his Board service and will cease serving as President, Twilio Communications upon his promotion to CEO.

Mr. Shipchandler, age 49, has served as the Company’s President, Twilio Communications since March 2023. Previously, Mr. Shipchandler served as the Company’s Chief Operating Officer from 2021 to 2023 and the Company’s Chief Financial Officer from 2018 to 2021. From 2015 to 2018, Mr. Shipchandler served as Chief Financial Officer and Executive Vice President of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric, including as Chief Financial Officer, Middle East, North Africa and Turkey from 2011 to 2013. Mr. Shipchandler has served on the board of directors of Smartsheet Inc., an enterprise software company, since June 2023. Mr. Shipchandler holds a B.A. in English and Biology from Indiana University Bloomington.

Mr. Shipchandler does not have family relationships with any of the Company’s other directors or executive officers. There are no other arrangements or understandings between Mr. Shipchandler and any other person pursuant to which Mr. Shipchandler was selected as the Company’s CEO or as a director. Mr. Shipchandler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Shipchandler Offer Letter

In connection with the CEO Transition, the Compensation and Talent Management Committee approved the terms of an offer letter (the “Shipchandler Offer Letter”), which the Company entered into with Mr. Shipchandler on January 7, 2024, setting forth the terms of his employment and compensation. Pursuant to the Shipchandler Offer Letter, effective January 8, 2024, Mr. Shipchandler will receive a base salary of $1,100,000 per year, consistent with his existing salary, and will have an initial target bonus opportunity equal to 100% of his base salary, subject to the achievement of corporate and individual bonus objectives set by the Board or Compensation and Talent Management Committee. In addition, Mr. Shipchandler will receive an award of restricted stock units with an aggregate value of approximately $10,000,000 (the “RSU Award”) and an award of performance stock units with an aggregate value of approximately $15,000,000 (the “PSU Award”). The RSU Award will vest in equal quarterly installments over four years, subject to

Mr. Shipchandler’s continued employment with the Company through each vesting date. The RSU Award and PSU Award will be granted under the Company’s Amended and Restated 2016 Stock Option and Incentive Plan and forms of award agreements thereunder, with the performance-based metrics of the PSU Award to be determined by the Board or Compensation and Talent Management Committee when the PSU Award is granted.

The foregoing summary of the Shipchandler Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shipchandler Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Mr. Shipchandler will also participate in the Amended Chief Executive Officer Severance Plan (the “CEO Severance Plan”), a copy of which was previously filed on February 23, 2023 as Exhibit 10.2 to the Company’s Current Report on Form 8-K. The CEO Severance Plan provides that if Mr. Shipchandler’s employment is terminated by the Company for any reason other than for Cause (as defined in the CEO Severance Plan), death or disability or by Mr. Shipchandler for Good Reason (as defined in the CEO Severance Plan), in each case outside of the change in control period (the period beginning three months prior to and ending 12 months after a Change in Control (as defined in the CEO Severance Plan)), Mr. Shipchandler will be entitled to receive, subject to the execution and effectiveness of a general release of claims in favor of the Company, (1) a lump sum cash payment equal to 18 months of base salary, (2) if Mr. Shipchandler was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Shipchandler if he had remained employed, for up to 18 months, and (3) an additional 12 months of vesting credit with respect to Mr. Shipchandler’s outstanding and unvested equity awards that are subject only to time-based vesting. The CEO Severance Plan also provides that if Mr. Shipchandler’s employment is terminated by the Company for any reason other than for Cause, death or disability or by Mr. Shipchandler for Good Reason, in each case within the change in control period, Mr. Shipchandler will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and effectiveness of a general release of claims in favor of the Company, (1) a lump sum cash payment equal to 24 months of base salary, (2) if Mr. Shipchandler was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Shipchandler if he had remained employed, for up to 24 months, and (3) full accelerated vesting of all outstanding and unvested equity awards held by Mr. Shipchandler; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.

Mr. Shipchandler previously entered into the Company’s standard form of indemnification agreement, a copy of which has previously been filed on February 26, 2021, as Exhibit 10.1 to the Company’s Annual Report on Form 10-K.

Lawson Separation Agreement

The Company entered into a separation agreement with Mr. Lawson (the “Lawson Separation Agreement”) in connection with his resignation as CEO. The Lawson Separation Agreement contains a customary release of claims and as consideration for the agreement provides that Mr. Lawson will (1) receive a lump sum cash payment equal to $99,840, (2) have his outstanding and unvested equity awards covering 68,124 shares of Class A common stock that are subject to time-based vesting immediately vest in full and, if applicable, become exercisable as to 100% of those awards, (3) receive an extension of the exercise period of his vested stock options until the earliest to occur of: (i) the three-year anniversary of his separation date, (ii) the applicable expiration date of the applicable stock option, or (iii) such earlier date as provided or permitted under the applicable equity plan, and (4) be eligible for cash payments equal to 18 months of the employer portion of Mr. Lawson’s monthly COBRA premiums.

The foregoing summary of the Lawson Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lawson Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing the Company leadership changes described herein. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

The information contained herein and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events.

Board Chair Appointment

In connection with Mr. Lawson’s departure from the Board, the Board has appointed Jeff Epstein as Board Chair, effective January 8, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Offer Letter between the Company and Khozema Shipchandler, dated January 7, 2024.

10.2	Separation Agreement and Release between the Company and Jeff Lawson, dated January 7, 2024.

99.1	Press Release issued by Twilio, dated January 8, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

January 8, 2024	By:	/s/ Aidan Viggiano
	Name:	Aidan Viggiano
	Title:	Chief Financial Officer